Exhibit 10.12

SUBLEASE

This SUBLEASE (“Sublease”) is made as of July 6, 2016 (the “Effective Date”), by and between Tetraphase Pharmaceuticals, Inc., a Delaware corporation having a place of business at 480 Arsenal Street, Watertown, MA 02472 (“Sublessor”) and SperoOpCo, Inc., a Delaware corporation (“Sublessee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Lease (“Original Lease”) dated as of November 16, 2006, between ARE-480 Arsenal Street, LLC (“Prime Lessor”) and Sublessor, as amended by (1) a First Amendment to Lease between Prime Lessor and Sublessor dated as of September 9, 2011, (2) a Second Amendment to Lease between Prime Lessor and Sublessor dated as of September 18, 2012, (3) a Third Amendment to Lease between Prime Lessor and Sublessor dated as of November 20, 2013, (4) a Fourth Amendment to Lease between Prime Lessor and Sublessor dated as of November 20, 2013, (5) a Fifth Amendment to Lease between Prime Lessor and Sublessor dated as of September 4, 2014, (6) a Sixth Amendment to Lease between Prime Lessor and Sublessor dated as of July 3, 2013, and (7) a Seventh Amendment to Lease between Prime Lessor and Sublessor dated as of June 18, 2015 (such Original Lease, as so amended, and all renewals, modifications and extensions thereof as permitted hereafter being hereinafter collectively referred to as the “Prime Lease”), a true, correct and complete copy of which is attached hereto as Exhibit A, Prime Lessor leases to Sublessor with certain appurtenant rights certain premises consisting of 37,438 rentable square feet in the building known as and numbered 480 Arsenal Street, Watertown, Massachusetts (the “Building”) (all as more particularly described in the Prime Lease, the “Premises”); and

WHEREAS, Sublessee desires to sublease a certain portion of the Premises consisting of approximately 6,979 rentable square feet on the first floor of the Building from Sublessor and Sublessor is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1. Sublease of Subleased Premises. For the rent and upon the terms and conditions herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor that certain portion of the Premises consisting of approximately 6,979 square feet, which shall be referred to herein as the “Subleased Premises” and is shown on Exhibit B attached hereto. The Subleased Premises excludes the server room (“Server Room”), which is delineated on Exhibit B.

2. Term. (a) Subject to the following provisos, the term of this Sublease (“Term”) shall commence upon the later of (i) the date on which the Subleased Premises are tendered to Sublessee for its occupancy and use, (ii) July 1, 2016, and (iii) the date that the Prime Landlord provides its consent to the Sublease (the “Commencement Date”), and shall expire on November 30, 2019 (the “Expiration Date”), unless sooner terminated.

(b) The Subleased Premises shall be delivered by Sublessor and accepted by Sublessee in “as is” condition, except as expressly provided in this Sublease and except that the Subleased Premises shall be in broom clean condition. The Building Systems and laboratory specific mechanical equipment serving the Subleased Premises shall be delivered in good operating condition and repair suitable for laboratory uses including all electrical, plumbing, heating, ventilation, and air conditioning, and to allow the laboratory to be operational and shall be delivered in compliance with all applicable local, state, and federal building laws, codes, ordinances, rules and regulations and free from Hazardous Materials. Subtenant shall be responsible for obtaining and maintaining, including all associated costs and fees, of any additional licenses and safety permit required for Subtenant to operate for its Permitted Use in the Subleased Premises. Sublandlord shall use commercially reasonable efforts to cause the Prime Landlord to maintain the Building Systems pursuant to the terms of the Prime Lease. Subtenant shall maintain all laboratory specific mechanical equipment throughout the Term of the Sublease.

TIME IS OF THE ESSENCE WITH REGARD TO THE DATES DESCRIBED IN THIS SECTION 2.

3. Appurtenant Rights; Parking. Sublessee shall have, as appurtenant to the Subleased Premises and without additional charge or cost, rights to use in common with Sublessor and others entitled thereto Sublessor’s rights in driveways, walkways, lobbies, hallways, the loading dock, freight elevators, stairways, passenger elevators convenient for access to the Subleased Premises and the other Common Areas as set forth in the Prime Lease and all in accordance with the terms of the Prime Lease. In addition, Sublessor leases to Sublessee twenty (20) parking spaces in the Building parking lot for no additional cost. All parking spaces shall be leased on an unassigned, unreserved basis.

4. Rent. (a) Sublessee shall pay to Sublessor the following rent amounts (the “Rent”), which is intended to be triple net rent:

Term of Occupancy	Per Annum Rent	Monthly Installment of Rent	Rent per Rentable Square Foot
Rent Commencement Date through July 31, 2016	$321,103.79	$26,758.65	$46.01
August 1, 2016 through November 30, 2016	$324,034.97	$27,002.91	$46.43
December 1, 2016 through November 30, 2017	$332,339.98	$27,695.00	$47.62
December 1, 2017 through November 30, 2018	$341,831.42	$28,485.95	$48.98
December 1, 2018 through November 30, 2019	$351,602.02	$29,300.17	$50.38

(b) Sublessee will pay its proportionate share (which is 18.64%) of Sublessor’s cost of the actual Operating Expenses (as defined in the Prime Lease) and Taxes (as defined in the Prime Lease), each as “Additional Rent.” In addition, Subtenant shall pay, within thirty (30) days of receipt of an invoice from Sublessor, as Additional Rent, all costs in excess of $900 attributed to the electricity serving Suite 100 located on the first floor of the Premises in the Building that Sublessor is required to pay during the Term of the Sublease. Sublessor shall inform Sublessee of its Operating Expense and Tax obligations within ten (10) business days of receipt from Prime Lessor of a statement or demand therefor, and shall provide reasonable detail to allow Sublessee to evaluate its share.

(c) Sublessee also shall pay for the cleaning of the Subleased Premises.

(d) Sublessee shall begin paying Rent to Sublessor on the Commencement Date (the “Rent Commencement Date”), and shall not owe Rent to Sublessor for any period prior to the Rent Commencement Date. All monthly payments of Rent (including Operating Expenses and Taxes) are due and payable in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff except as expressly provided herein. Rent for any partial month shall be prorated and paid on the first of such month. Sublessee shall make all payments required by this Sublease by wire transfer.

5. Permitted Uses. Sublessee shall use the Subleased Premises for general research and development, laboratory, and office uses as set forth in the Prime Lease.

6. Condition of Subleased Premises; Security. (a) Sublessee agrees that, except as expressly provided in this Sublease, (i) it enters into this Sublease without relying upon any representations, warranties or promises by Sublessor, its agents, representatives, employees, servants or any other person in respect of the Building or the Subleased Premises, (ii) no rights, easements or licenses are acquired by Sublessee by implication or otherwise except as expressly set forth herein, (iii) Sublessor shall have no obligation to do any work in order to make the Subleased Premises suitable and ready for occupancy and use by Sublessee, except as otherwise set forth in this Sublease.

(b) After the Commencement Date, Sublessee shall have the right to install its own security system in the Subleased Premises, and Sublessee shall remove such security system at the end of the Term Sublessor. Notwithstanding any other provision, Sublessor shall have full and complete access to the Server Room, 24 hours per day, seven days per week in accordance with the terms of Section 12 of this Sublease. Sublessee shall have access to the Subleased Premises 24 hours per day, seven days per week, 365 days per year.

(c) Sublessee shall keep and maintain the Subleased Premises in at least the same order, repair and condition as exists on the Commencement Date, reasonable wear and tear and damage by fire or other casualty or condemnation and damage caused by Prime Lessor or Sublessor, and their respective officers, agents and employees excepted.

7. Insurance. Sublessee shall maintain throughout the Term of this Sublease such insurance in respect of the Subleased Premises and the conduct and operation of business therein, with Sublessor and Prime Lessor listed as additional insureds as is required of “Tenant” pursuant to the terms of the Prime Lease, with no penalty to Sublessor or Prime Lessor resulting from deductibles or self-insured retentions effected in Sublessee’s insurance coverage. If Sublessee fails to procure or maintain such insurance and to pay all premiums and charges therefor within five (5) days after receipt of written notice from Sublessor, Sublessor may pay all such premiums and charges on behalf of Sublessee (but shall not be obligated to do so), whereupon Sublessee shall reimburse Sublessor upon demand. All such insurance policies shall, to the extent obtainable, contain endorsements providing that (i) such policies may not be canceled except upon thirty (30) days’ prior notice to Sublessor and Prime Lessor, (ii) no act or omission of Sublessee shall affect or limit the obligations of the insurer with respect to any other named or additional insured and (iii) Sublessee shall be solely responsible for the payment of all premiums under such policies and Sublessor, notwithstanding that it is or may be a named insured, shall have no obligation for the payment thereof. On or before the Commencement Date, Sublessee shall deliver to Sublessor and Prime Lessor either a fully paid-for policy or certificate, at Sublessee’s option, evidencing the foregoing coverages. Any endorsements to such policies or certificates shall also be delivered to Sublessor and Prime Lessor upon issuance thereof. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to Sublessor and Prime Lessor such renewal policies or certificates within thirty (30) days after the renewal date of any existing policy. In the event Sublessee fails so to deliver any such renewal policy or certificate within thirty (30) days after the expiration of any existing policy, Sublessor shall have the right, but not the obligation, to obtain the same after five (5) days written notice and opportunity to cure whereupon Sublessee shall reimburse Sublessor upon demand the fair market cost thereof.

Sublessee shall include in all such insurance policies any clauses or endorsements in favor of Prime Lessor including, but not limited to, waivers of the right of subrogation, which Sublessor is required to provide pursuant to the provisions of the Prime Lease. Sublessor and Sublessee shall also obtain from their respective insurers waivers of subrogation riders in favor of each other and hereby agree to release each other from all claims that may arise that are otherwise covered by insurance or if would have been covered by insurance that was required to be obtained either herein or in the Prime Lease. Sublessee releases and waives all claims against Sublessor and Prime Lessor for loss or damage to Sublessee’s personal property and its alterations in the Subleased Premises to the extent the same are covered by insurance required to be maintained by Sublessee pursuant to this Sublease.

8. Indemnification. Subject to Section 7 above and the obligation of each party to first look to insurance, Sublessee agrees to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor and its respective officers, agents and employees harmless from and against any and all claims, costs, expenses, losses and liabilities arising: (i) from any injury to or death of persons, damage to property or other event occurring in the Subleased Premises during the term hereof to the extent caused by Sublessee or any of its agents, employees, licensees, invitees or assignees; and (ii) from any willful misconduct or negligence on the part of Sublessee or any of its agents, employees, licensees, invitees or assignees or any person claiming through or under Sublessee. Sublessee further agrees to indemnify Sublessor and its respective officers, agents and employees from and against any and all damages, liabilities, costs and expenses, including reasonable attorneys’ fees, incurred in connection with any such indemnified claim or any action or proceeding brought in connection therewith. The provisions of this Paragraph are intended to supplement any other indemnification provisions contained in this Sublease and in the Prime Lease to the extent incorporated by reference herein. Any non-liability, indemnity or hold harmless provisions in the Prime Lease for the benefit of Prime Lessor that are incorporated herein by reference shall be deemed to inure to the benefit of Sublessor for the purpose of incorporation by reference in this Sublease; provided, however, Sublessee shall have no obligation to indemnify Sublessor or Prime Lessor for any Environmental Claims except those resulting from contamination caused in, on, under or about the Subleased Premises to the extent caused by Sublessee or any of its agents, employees, licensees, invitees or assignees during the Term of this Sublease and provided further that Sublessee shall in no event be liable for any Environmental Claims for conditions existing in, on, under or about the Subleased Premises on or before the date of this Sublease.

9. No Assignment or Subletting. (a) Sublessee shall not assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest herein, or the term or estate granted hereby or the rentals hereunder, or sublet the Subleased Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublessor and Prime Lessor. Neither the consent of Sublessor or Prime Lessor to an assignment, subletting, concession, or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Sublessee of the requirement of obtaining the consent of Sublessor and Prime Lessor to any further assignment or subletting or to the making of any further assignment, subletting, concession or license for all or any part of the Subleased Premises. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Sublessee named herein and any other person(s) who at any time was or were Sublessee shall remain fully liable under this Sublease. If this Sublease is assigned, or if the Subleased Premises or any part thereof is underlet or occupied by any person or entity other than Sublessee, Sublessor may, after default by Sublessee beyond any applicable notice and cure periods, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rents payable by Sublessee hereunder, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of the covenants hereunder to be performed on the part of Sublessee. Any attempted assignment or subletting without the prior written consent of Sublessor and Prime Lessor shall be void.

10. Primacy and Incorporation of Prime Lease.

(a) This Sublease is and shall be subject and subordinate to the Prime Lease and to all amendments, modifications and replacements of or to the Prime Lease, but only as such are permitted pursuant to this Sublease. Sublessor conveys, and Sublessee takes hereby, no greater rights then those accorded to or taken by Sublessor as “Tenant” under the terms of the Prime Lease, and likewise, except as set forth herein, is granted all benefits afforded “Tenant” under the Prime Lease. To the extent incorporated herein, Sublessee covenants and agrees that it will perform and observe all of the provisions contained in the Prime Lease to be performed and observed by the “Tenant” thereunder as applicable to the Subleased Premises, except that “Rent” shall be defined for purposes of this Sublease as set forth in Section 4 hereof and except as otherwise set forth in this Sublease. Notwithstanding the foregoing, Sublessee shall have no obligation to (i) cure any default of Sublessor under the Prime Lease, (ii) perform any obligation of Sublessor under the Prime Lease which arose prior to the Commencement Date and Sublessor failed to perform, (iii) repair any damage to the Subleased Premises caused by Sublessor, (iv) remove any alterations or additions installed within the Subleased Premises by Sublessor, (v) discharge any liens on the Subleased Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublessor or (vi) remove any Hazardous Materials that are not caused by Sublessee or any of its agents, employees, licensees, invitees or assignees. Except to the extent inconsistent with the context hereof, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Prime Lease. Further, except as set forth in the last paragraph of this Section (a), the terms, covenants and conditions of the Prime Lease are incorporated and made a part of this Sublease as they relate to the Subleased Premises as if such terms, covenants and conditions were stated herein to be the terms, covenants and conditions of this Sublease, so that except to the extent that they are inconsistent with or modified by the provisions of this Sublease, for the purpose of incorporation by reference, each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Landlord” thereunder shall, in respect of this Sublease and the Subleased Premises, be binding upon or inure to the benefit of Sublessor, and each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Tenant” thereunder shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease. It is the intent of the parties that to the extent any terms or provisions of this Sublease are inconsistent or conflict with the Prime Lease, the terms of this Sublease shall control and the applicable terms and provisions of the Prime Lease shall be deemed to be modified to reflect the terms and provisions of this Sublease. For purposes of this Sublease, as to such incorporated terms, covenants and conditions:

(i) references in the Prime Lease to the “Premises” shall be deemed to refer to the “Subleased Premises” hereunder;

(ii) references in the Prime Lease to “Landlord” and to “Tenant” shall be deemed to refer to “Sublessor” and “Sublessee” hereunder, respectively, except that where the term “Landlord” is used in the context of ownership or management of the entire Building, such term shall be deemed to mean “Prime Lessor”;

(iii) references in the Prime Lease to “this Lease” shall be deemed to refer to “this Sublease” (except when such reference in the Prime Lease is, by its terms (unless modified by this Sublease), a reference to any other section of the Prime Lease, in which event such reference shall be deemed to refer to the particular section of the Prime Lease);

(iv) references in the Prime Lease to the “Commencement Date” and “Effective Date” shall be deemed to refer to the “Commencement Date” hereunder;

(v) references in the Prime Lease to the “Base Rent,” “Additional Rent,” “Rent,” “Taxes,” and “Operating Expenses” shall be deemed to refer to the “Rent” as defined hereunder;

(vi) references in the Prime Lease to “Term” shall be deemed to refer to the Term of this Sublease.

Sublessor shall have the rights against Sublessee as would be available to Landlord against the Tenant under the Prime Lease if such breach was by the tenant thereunder. Sublessee shall have the same rights against Sublessor as would be available to Tenant against the Landlord under the Prime Lease if such breach was by the landlord thereunder.

(b) Notwithstanding the foregoing, the following provisions of the Prime Lease and Exhibits annexed thereto are not incorporated herein by reference and shall not, except as to definitions set forth therein, have any applicability to this Sublease:

Original Lease: Articles/Paragraphs/Sections 2 (Delivery, Acceptance and Commencement Date), 3 (Right to Terminate), 4 (Rent), 5 (Base Rent Adjustments), 7 (Security Deposit), 11 (Parking), 13 (Alterations), 18 (Landlord’s Insurance), 23 (Assignment and Subletting), 36 (Brokers), 40 (Rights to Extend), Exhibit C (Work Letter), and Exhibit E (Tenant’s Personal Property).

First Amendment: Paragraphs/Sections 1 (Delivery), 2 (Base Rent), 6 (Broker), Exhibit A (Expansion Premises), and Exhibit B (Acknowledgment of Expansion Premises Commencement Date).

Second Amendment: Paragraphs/Sections 1 (Extension of Base Term), 6 (Landlord’s Work), 8 (Rights to Extend), 10 (Brokers), and Exhibit B (Work Letter).

Third Amendment: Paragraphs/Sections 1 (Base Term), 2 (Rent), 3 (Section 40/Right to Extend Term), and 4 (Broker).

Fourth Amendment: Paragraphs/Sections 1 (Base Term), 2 (Rent), and 3 (Broker).

Fifth Amendment: Paragraphs/Sections 1 (Base Term), and 2 (Rent).

Sixth Amendment: Paragraphs/Sections 5 (Rent).

Seventh Amendment: Paragraphs/Sections 5 (Base Rent), 7 (Premises Improvements), 8 (Restoration).

(c) Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the “Notice Periods”) contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the “Tenant” thereunder, or for the exercise by the “Tenant” thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) days, so that in each instance Sublessee shall have two (2) fewer days to observe or perform hereunder than Sublessor has as the “Tenant” under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of two (2) days or less, then Sublessee shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notices, make any such demands, perform any such acts, conditions or covenants or exercise any such rights, remedies or options; provided, further, that if one-half of the number of days in the Notice Period is not a whole number, Sublessee shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

11. Sublessor Representations. (a) Except as expressly provided in this Sublease (including, without limitation, the provisions of the Prime Lease incorporated herein by reference), Sublessor makes no representations or warranties whatsoever with respect to the Subleased Premises, this Sublease, Prime Lease or any other matter, either express or implied, except as otherwise expressly set forth in this Sublease, and except that Sublessor represents and warrants both as of the Effective Date and the Commencement Date as follows: (i) that it is the sole holder of the interest of the “Tenant” under the Prime Lease and holds good leasehold title to the Subleased Premises, (ii) that Sublessor has the legal power, right and authority to enter into this Sublease and the instruments referenced herein and to consummate the transactions contemplated hereby, and the individual(s) executing this Sublease and instruments referenced herein on behalf of Sublessor have the legal power, right and authority to bind Sublessor to the terms and conditions hereof and that the Sublease is enforceable in accordance with its terms and is in full force and effect, (iii) that the Prime Lease is in full force and effect, (iv) there currently are no defaults or events of default under the Prime Lease, and there are no events which, with the passage of time and/or the giving of notice, would constitute a default or event of default under the Prime Lease, (v) to the Sublessor’s knowledge, Prime Lessor is not in default under the Prime Lease, (vi) other than those that have been obtained and that are in full force and effect, the execution, delivery, and performance by Sublessor of this Sublease does not require the consent, waiver, approval, license, or authorization of, or any notice to or filing with, any person, entity, or governmental authority, except for the Consent, (vii) a true, accurate, and complete copy of the Prime Lease is attached hereto as Exhibit A, and there have been no modifications, amendments (including amendments to appendices) or changes to the Prime Lease except as set forth in Exhibit A, and the Prime Lease constitutes the entire agreement between Prime Lessor and Sublessor with regard to the Subleased Premises, (viii) Sublessor has no defenses, setoffs, or counterclaims to the payment of amounts due from Sublessor to Prime Lessor under the Prime Lease and no dispute currently exists under the Prime Lease, (ix) the execution and delivery of this Sublease will not conflict with or constitute a breach or default of any material terms of any note, contract, mortgage, deed of trust, lease, sublease, or other agreement or instrument to which Sublessor is a party or by which it is bound, (x) there are no actions, lawsuits, or proceedings pending or threatened against or relating to Sublessor’s ownership or use of the Subleased Premises, and Sublessor has not received any written notice from any city, county, state, or other governmental agency claiming a violation of any applicable laws relating to the Subleased Premises, and (xi) Sublessor has not contracted for any services or goods or created any obligations that will bind Sublessee as successor-in-interest with respect to the Subleased Premises except as set forth in this Sublease.

12. Access. Sublessor acknowledges that Sublessee will be conducting sensitive and valuable research and laboratory experiments in the Subleased Premises, that the Subleased Premises will contain confidential proprietary information, and that such laboratory research being conducted in the Subleased Premises is sensitive to interference and could be voided or irreparably harmed by uncontrolled access. Subject to the terms hereof, Sublessee shall upon at least two (2) business days prior written notice from Sublessor, permit Sublessor to have reasonable access to and to enter upon the Subleased Premises Monday-Friday 8:00 a.m. - 6:00 p.m., excluding holidays, for the purpose of exercising rights (if any) granted to Sublessor under this Sublease; provided, however, that Sublessee shall permit Sublessor’s facilities personnel to have immediate access to the Subleased Premises in the event of an emergency as reasonably determined by Sublessor, and Sublessor will provide notice to Sublessee promptly after any such emergency access. Sublessee shall have the right to have a representative present during all such access. Sublessor and or Prime Lessor shall always access the Subleased Premises in a safe manner, and shall comply with all applicable laws, ordinances, rules, regulations, and orders (including but not limited to those set forth in the Federal Occupational Safety and Health Act and its state and local equivalents, as amended) and with the reasonable safety and security protocols and procedures established by Sublessee from time to time and shall use commercially reasonable efforts to minimize any disruption to the operation of Sublessee’s business. In addition, notwithstanding any other provision, Sublessor shall have access to the Server Closet during the Term of this Sublease twenty-four (24) hours a day, seven (7) days a week.

13. Compliance with Prime Lease. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease; provided, however, that this provision shall not require Sublessee to act or refrain from acting where otherwise permitted in this Sublease. Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees) of any kind whatsoever by reason of any breach or default by Sublessee of this Section 13.

Sublessor shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease; provided, however, that this provision shall not require Sublessor to act or refrain from acting where otherwise permitted in this Sublease. Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees) of any kind whatsoever by reason of any breach or default by Sublessor of this Section 13.

14. Security Deposit.

(a) Prior to the Commencement Date, Sublessee shall deposit with Sublessor the sum of $53,390 (the “Security Deposit”) which sum shall be held by Sublessor as security for the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease to be performed by Sublessee during the period commencing on the Commencement Date and ending upon the expiration or termination of Sublessee’s obligations under this Sublease. If Sublessee is in monetary default or otherwise defaults with respect to any provision of this Sublease, including any provision relating to the payment of Rent, in any case beyond applicable notice and cure periods, then Sublessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Sublessor for any other loss or damage that Sublessor may suffer by reason of Sublessee’s default. If any portion of the Security Deposit is so used or applied, then Sublessee shall, within ten (10) days following demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount, and Sublessee’s failure to do so shall be a material breach of this Sublease. The provisions of this Section 14 shall survive the expiration or earlier termination of this Sublease.

(b) In the event of bankruptcy or other debtor-creditor proceedings against Sublessee, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Sublessor for all periods prior to the filing of such proceedings.

(c) Sublessor may deliver to any purchaser of Sublessor’s interest in the Subleased Premises the funds deposited hereunder by Sublessee, and thereupon Sublessor shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

(d) If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to

Sublessee (or, at Sublessor’s option, to the last assignee of Sublessee’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Sublease.

(e) If the Security Deposit shall be in cash, Sublessor shall hold the Security Deposit in an account at a banking organization selected by Sublessor; provided, however, that Sublessor shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Sublessor. Sublessor shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Sublessor shall not be required to credit Sublessee with any interest for any period during which Sublessor does not receive interest on the Security Deposit.

(f) The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Sublessor in its sole discretion. Sublessee may at any time, except when Sublessee is in default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(i) If Sublessee elects to deliver L/C Security, then Sublessee shall provide Sublessor, and maintain in full force and effect throughout the Term and until the date that is thirty (30) days after the expiration or termination of the Term, a letter of credit in the form reasonable acceptable to Sublessor issued by an issuer reasonably satisfactory to Sublessor, in the amount of the Security Deposit, with an initial term of at least one year. Sublessor may require the L/C Security to be re-issued by a different issuer at any time during the Term if Sublessor reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Sublessor shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Sublessee shall immediately deliver to Sublessor (without the requirement of notice from Sublessor) either cash in the amount of the Security Deposit or substitute L/C Security issued by an issuer reasonably satisfactory to Sublessor, and otherwise conforming to the requirements set forth in this Section 5, and Sublessor shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). Except with respect to the initial letter of credit delivered prior to the Commencement Date, Sublessee shall reimburse Sublessor’s legal costs (as estimated by Sublessor’s counsel) in handling Sublessor’s acceptance of L/C Security or its replacement or extension.

(ii) If Sublessee delivers to Sublessor satisfactory L/C Security in place of the entire Security Deposit, Sublessor shall remit to Sublessee any cash Security Deposit Sublessor previously held.

(iii) Sublessor may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured default exists beyond applicable notice and cure periods; (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term

Expiration Date) Sublessee has not delivered to Sublessor an amendment or replacement for such L/C Security, reasonably satisfactory to Sublessor, extending the expiry date to the earlier of (1) thirty (30) days after the expiration or termination of the Term or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the issuer fails to permit Sublessor to transfer the L/C Security to a successor sublessor under the Sublease; or (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Sublessor may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Sublessor to draw the L/C Security under specified circumstances.

(iv) Sublessee shall not seek to enjoin, prevent, or otherwise interfere with Sublessor’s draw under L/C Security. Sublessor shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.

(v) If Sublessor transfers its interest in the Premises, then Sublessee shall at Sublessee’s expense, within ten (10) business days after receiving a request from Sublessor, deliver (and, if the issuer requires, Sublessor shall consent to) an amendment to the L/C Security naming Sublessor’s grantee as substitute beneficiary.

15. Brokerage. Sublessee and Sublessor each represents that it has not dealt with any broker in connection with this Sublease other than CBRE New England (the “Broker”). Each party agrees to indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) which the indemnified party may be subject to or suffer by reason of any breach of the foregoing representations. Sublessor shall pay the brokerage fee/commissions due to the Brokers and shall indemnify and hold Sublessee harmless from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expenses (including, without being limited, reasonable attorneys’ fees and expenses) which Sublessee may be subject to or suffer by reason of any claim made by the Brokers for any fees/commissions, expense or other compensation as a result of the execution and delivery of this Sublease, other than a claim based upon any agreement with Sublessee or Sublessee’s agents, representatives or employees.

16. Notices. All notices, consents, approvals, demands, bills, statements and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be governed by Notice provision of the Prime Lease as incorporated herein by reference, except that the mailing addresses for Sublessor shall initially be as first set forth above, and the mailing address for Sublessee shall be as follows:

Spero Therapeutics, Inc.

480 Arsenal Street, Suite 100

Watertown, MA 02472

Attention: Steve Garbacz and Ankit Mahadevia

and

Mintz, Levin, Cohn, Ferris, Glovsky and

Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: Allan Caggiano, Esq.

17. Interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, which covenant, agreement, obligation or other provision shall be construed and interpreted in the context of the Sublease as a whole. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. Terms used herein and not defined shall have the meaning set forth in the Prime Lease.

18. Signage. At Sublessee’s sole cost and expense, Sublessee shall have the right to a listing on the main Building tenant directory, the Sublessee’s main entrance to the Subleased Premises, and in the common lobby area located on the first floor of the Building, with the prior consent of the Sublandlord and Prime Lessor as set forth in the Consent.

19. Right to Cure Defaults. If Sublessee or Sublessor shall at any time fail to make any payment or perform any other obligation pursuant to this Sublease, then the other shall have the right, but not the obligation, after notice to the defaulting party in accordance with Section 15 of this Sublease, or without notice to the other in the case of any emergency, and without waiving or releasing the other from any obligations of the other hereunder, to make such payment or perform such other obligation of the other in such manner and to such extent as the non-defaulting party shall deem reasonably necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. The defaulting party shall pay to the non-defaulting party ten (10) days after demand all sums so paid by the non-defaulting party and all incidental costs and expenses of the non-defaulting party in connection therewith, together with interest thereon at an annual rate equal to ten percent (10%) per annum, or the highest rate permitted by applicable law, whichever shall be less. Such interest shall be payable with respect to the period commencing on the date such expenditures are made by the non-defaulting party and ending on the date such amounts are repaid by the defaulting party. The provisions of this Paragraph shall survive the Expiration Date or the sooner termination of this Sublease.

20. Termination of Prime Lease. If for any reason other than the action, inaction, negligence or misconduct of Sublessor the term of the Prime Lease shall terminate prior to the last day of the Term of this Sublease (as the case may be), this Sublease shall thereupon automatically terminate as to the premises demised under the Prime Lease and Sublessor shall not be liable to Sublessee by reason thereof except as otherwise set forth in this Sublease; provided, however, that the foregoing is subject to the terms of the Consent.

Neither Sublessor nor Sublessee shall do or permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor or in Sublessor under the Prime Lease. Sublessor and Sublessee each shall defend, indemnify and hold the other harmless from and against any and all claims, liabilities, losses, damages, and expenses (including reasonable attorneys fees) of any kind whatsoever by reason of any breach or default on the part of Sublessor or Sublessee (as the case may be) by reason of which the Prime Lease may be terminated or forfeited.

Sublessor shall perform all of its obligations under the Prime Lease, and agrees to keep and maintain the Prime Lease in full force and effect. In the event that either Sublessor or Sublessee shall receive any notice from Prime Lessor regarding a default pursuant to any of the provisions of the Prime Lease, the party receiving such notice shall promptly give a copy thereof to the other party. Further, Sublessor and Sublessee each agrees to give to the other a copy of any notice of default, event of default, or otherwise under the Prime Lease that said party gives to Prime Lessor.

Sublessor agrees not to amend, modify, surrender, cancel, or terminate the Prime Lease without Sublessee’s prior written consent, which consent shall not be unreasonably withheld by Sublessee; provided, however, that Sublessor may amend the Prime Lease without Sublessee’s prior written consent, but only if and to the extent that there is no adverse economic effect on Sublessee and the Subleased Premises and (ii) there is otherwise no material adverse effect as to non-economic terms and conditions in the Prime Lease on Sublessee and the Subleased Premises (and if there is any such permitted amendment to the Prime Lease, Sublessor shall promptly provide Sublessee with a copy of any such executed amendment).

21. Sublessee Hazardous Material Activity. (a) Subject to Sublessee’s rights under this Paragraph 21, upon the expiration or termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Sublessee’s right of possession, Sublessee shall surrender and deliver the Subleased Premises in the condition and repair required by, and in accordance with the provisions of, this Sublease.

(b) Sublessee shall surrender the Subleased Premises to Sublessor free from any residual impact from Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Subleased Premises by Sublessee or by any of Sublessee’s agents, servants, employees, and contractors (collectively, “Sublessee Hazardous Material Activity”) as provided in this Section. Notwithstanding anything in this Sublease to the contrary, Sublessee shall have no liability for any Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Subleased Premises by anyone other than Sublessee or by any of Sublessee’s agents, servants, employees, and contractors. If Sublessee determines or obtains information that (i) Hazardous Materials may have existed at, in or about the Subleased Premises prior to the Commencement Date and remain at, in, or about the Subleased Premises during the Term of the Sublease, or (ii) Hazardous Materials may exist at, on, about or from the Subleased Premises as a result of the acts or failures to act of Sublessor or Prime Lessor, then Sublessee agrees use commercially reasonable efforts to notify Sublessor of its determination or information of the presence of Hazardous Materials as soon as reasonably practicable thereafter.

(c) Within a reasonable period of time prior to the surrender of the Subleased Premises sufficient to provide Sublessor with adequate notice of Sublessee’s proposed actions, Sublessee shall deliver to Sublessor a narrative description of the actions proposed (or required by any governmental entity with jurisdiction over such activities) to be taken by Sublessee, substantially in the form attached to the Prime Lease (the “Surrender Plan”), in order to surrender the Subleased Premises at the expiration or earlier termination of the Term, free from any residual impact from the Sublessee Hazardous Material Activity (or, in the event that decontamination or remediation activities, if needed, will require additional time to render the Subleased Premises free from Sublessee Hazardous Materials Activity, a narrative description of such proposed actions). Such Surrender Plan shall be accompanied by a listing of (i) all Hazardous Materials licenses and permits held by Sublessee or on behalf of any of Sublessee’s agents, servants, employees, and contractors with respect to the Subleased Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Subleased Premises by Sublessee.

(d) The Surrender Plan shall be subject to the reasonable review and approval of Sublessor’s environmental consultant, at Sublessee’s cost. Upon the request of Sublessor, Sublessee shall deliver to Sublessor or its consultant such additional non-proprietary information concerning Sublessee Hazardous Material Activity as Sublessor shall reasonably request, except that Sublessee shall not be obligated to draft, prepare, or otherwise generate any such additional non-proprietary information that is not already in existence. Sublessor shall approve the Surrender Plan (or provide reasons for rejecting the Surrender Plan with sufficient detail to allow Sublessee to correct the deficiencies) in writing within fifteen business (15) days of receipt thereof, or be deemed to have accepted the same. Where revisions are required, the immediately preceding sentence shall apply except that Sublessor shall have seven business (7) days to respond in writing.

On or before the expiration or earlier termination of this Sublease, Sublessee shall deliver to Sublessor adequate evidence that the approved Surrender Plan shall have been satisfactorily completed and Sublessor shall have the right at Sublessor’s expense to cause Sublessor’s third-party environmental consultant to inspect the Subleased Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Subleased Premises are, as of the effective date of such surrender or early termination of the Sublease or at such other date as set forth in the Surrender Plan, free from any residual impact from the Sublessee Hazardous Material Activity.

If Sublessee shall fail to deliver a required Surrender Plan, or if Sublessee shall fail to complete the approved Surrender Plan, then Sublessor shall have the right to take such actions as Sublessor deems reasonably necessary to assure that the Subleased Premises are surrendered free from any residual impact from any Sublessee Hazardous Material Activity, and the actual and necessary reasonable third-party costs of which actions shall be reimbursed by Sublessee as

Additional Rent; provided, however, that Sublessor shall provide reasonable prior written notice to Sublessee specifying Sublessee’s alleged failure and of Sublessor’s intent to take such action.

(e) Sublessor shall keep the terms of the Surrender Plan confidential, except that Sublessor may disclose such Surrender Plan and any report by Sublessor’s environmental consultant with respect to the surrender of the Subleased Premises to (i) third parties with a bona fide actual or potential interest in the Subleased Premises or (ii) appropriate governmental entities if required by law, except where Sublessee has identified any such Surrender Plan or report, or any portion thereof, as confidential or reflecting proprietary information. Sublessor must obtain the advance written consent of Sublessee prior to making any such disclosure.

22. Consents and Approvals. All references in this Sublease to the consent or approval of Prime Lessor and/or Sublessor shall be deemed to mean the written consent or approval of Prime Lessor and/or Sublessor, as the case may be, and no consent or approval of Prime Lessor and/or Sublessor, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Prime Lessor and/or Sublessor, as the case may be. In all provisions requiring the approval or consent of Sublessor (whether pursuant to the express terms of this Sublease or the terms of the Prime Lease incorporated herein), Sublessee shall be required to obtain the approval or consent of Sublessor and then to obtain like approval or consent of Prime Lessor. Sublessor agrees its consent shall not be unreasonably withheld, conditioned or delayed. If Sublessor is required or has determined to give its consent or approval to a matter as to which consent or approval has been requested by Sublessee, Sublessor shall cooperate reasonably with Sublessee and use commercially reasonable efforts to obtain any required Prime Lessor’s consent or approval upon and subject to the following terms and conditions: (i) Sublessee shall reimburse Sublessor and Prime Lessor for any reasonable third-party out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, (ii) Sublessor shall not be required to make any payments to Prime Lessor (unless Sublessee pays such costs in advance) or to enter into any agreements or to modify the Prime Lease, or this Sublease in order to obtain any such consent or approval, and (iii) if Sublessee agrees or is otherwise obligated to make any payments to Sublessor or Prime Lessor in connection with such request for such consent or approval, Sublessee shall have made arrangements for such payments which are reasonably satisfactory to Sublessor. Nothing contained in this Article shall be deemed to require Sublessor or Sublessee to give any consent or approval because Prime Lessor has given such consent or approval. Sublessor and Sublessee each shall promptly forward to Prime Lessor such requests as the other may submit for approval or consent from Prime Lessor.

23. Quiet Enjoyment. Sublessor covenants that if Sublessee is not in default beyond the expiration of any applicable notice and cure periods, then Sublessee shall quietly enjoy and occupy the full possession of the Subleased Premises without molestation or hindrance by Sublessor or any party claiming through Sublessor.

24. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and Prime Lessor.

25. No Waiver. The failure of either party to insist in any one or more cases upon the strict performance or observance of any obligation of the other party hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future performance of any such obligation of such party or any right or option of the other party. Sublessor’s receipt and acceptance of Rent or Sublessor’s acceptance of performance of any other obligation by Sublessee, with knowledge of Sublessee’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by both parties.

26. Complete Agreement. This Sublease constitutes the entire agreement between the parties and there are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties. This Sublease shall not be binding upon either party unless and until it is signed and delivered by and to both parties, and is further subject to Section 29.

27. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind, and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

28. Governing Law; Jurisdiction. This Sublease shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws that would require the application of any other law). Sublessor and Sublessee agree to submit to the jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts, with venue in the County of Middlesex, and waive any defense of inconvenient forum to the maintenance of any action or proceeding in such courts.

29. Waiver of Jury Trial and Right to Counterclaim. The parties hereto hereby waive any rights which they may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages. Sublessee also hereby waives all right to assert or interpose a counterclaim (other than mandatory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

30. Estoppel Certificates. Sublessee and Sublessor shall each, within fifteen (15) days after each and every request by the other party, execute, acknowledge and deliver to the other party or any other party reasonably designated by the other party, without cost or expense to the other party, a statement in writing (a) certifying that this Sublease is unmodified and, to its knowledge, is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating such modifications); (b) specifying the dates to which Rent has been paid; (c) stating whether or not, to its knowledge, the other party is in default in the performance or observance of such other party’s obligations under this Sublease and, if so, specifying each such default; (d) stating whether or not, to its knowledge, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by the other party under this Sublease, and, if so, specifying each such default; (e) stating whether or not, to its knowledge, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Prime Lessor under the Prime Lease with respect to the Subleased Premises, and, if so, specifying such event; (f) describing all notices of default submitted by it to the other party and Prime Lessor with respect to this Sublease, or the Prime Lease from and after the date thereof; and (g) containing such other information with respect to the Subleased Premises or this Sublease as the other party shall reasonably request. Each party hereby acknowledges and agrees that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee, transferee or mortgagee of the leasehold or subleasehold estate of the other party.

31. Consent of Prime Lessor. This Sublease is contingent on the approval and consent of Prime Lessor in form and substance satisfactory to Sublessee, which Sublessor agrees to use commercially reasonable efforts to obtain. This Sublease shall not become effective unless and until a written approval and consent in form and substance satisfactory to Sublessee (the “Consent”) is executed and delivered by the Prime Lessor and Sublessee. After the Sublessor receives the Consent as executed by Prime Lessor, Sublessor agrees to promptly deliver a fully executed original of the Consent to Sublessee. The effect and commencement of this Sublease is subject to and conditional upon the receipt by Sublessor and Sublessee of the Consent executed by Prime Lessor. Upon execution of this Sublease by Sublessee, Sublessor will promptly apply to the Prime Lessor for the Consent and Sublessor will promptly inform Sublessee as to receipt of the Consent (if and when it is received) and deliver to Sublessee a copy of the same.

If the Consent is not received within five (5) business days after this Sublease is fully executed by both Sublessor and Sublessee (the “Sunset Date”), then from and after the Sunset Date, at the option of either Sublessor or Sublessee, this Sublease will cease to have any further effect and the parties hereto will have no further obligations to each other with respect to this Sublease and any funds paid hereunder by Sublessee shall be promptly refunded by Sublessor.

32. Holdover. If Sublessee remains in possession of the Subleased Premises after the last day of the Term without the express written consent of Sublessor, (a) Sublessee shall become a tenant at sufferance upon the terms of this Sublease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (b) if Sublessee holds over for more than 30 days and Sublessor gives Sublessee written notice that sublessor requires possession of the Subleased Premises for delivery to a subsequent tenant, Sublessee shall be responsible for all damages suffered by Sublessor resulting from or occasioned by Sublessee’s holding over, including consequential damages of which Sublessee has received prior written notice. No holding over by Sublessee, whether with or without consent of Sublessor, shall operate to extend this Sublease except as otherwise expressly provided, and this Section 32 shall not be construed as consent for Sublessee to retain possession of the Subleased Premises. Acceptance by Sublessor of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Sublease.

33. Certain Lease Provisions. With respect to the Sublease Premises, Sublessee shall be entitled to the maintenance and other services and rights to which Sublessor is entitled under the Prime Lease, including but not limited to indemnification rights that Sublessor can assert against Prime Lessor under the Prime Lease, whether relating to Hazardous Materials or otherwise. In the event that Prime Lessor shall fail to furnish such services or perform any of the terms, covenants, conditions or obligations contained in the Prime Lease on its part to be performed, Sublessor shall be under no obligation or liability whatsoever to Sublessee for such failure; provided, however, that Sublessor shall, upon written notice from Sublessee, use commercially reasonable efforts to enforce the terms of the Prime Lease based on reasonable consultation with Sublessee, and Sublessor and Sublessee shall split the cost and expense of such efforts. If Prime Lessor shall default in the performance of any of its obligations under the Prime Lease, Sublessor shall, upon request and at the expense of Sublessee, timely institute and diligently prosecute any action or proceeding reasonably requested by Sublessee (based on reasonable consultation with Sublessee) to have Prime Lessor comply with any obligation of Prime Lessor under the Prime Lease or as required by law, and shall otherwise cooperate with Sublessee as may be reasonably necessary to enable Sublessee to enforce the obligations of Prime Lessor. Sublessee shall indemnify and hold harmless Sublessor from and against any and all costs or claims arising out of or in connection with any such action or proceeding undertaken by Sublessor as set forth in this Section.

34. Recording. Sublessor and Sublessee agree that neither party may record this Sublease.

35. Intentionally Omitted.

36. Limitation of Liability. Notwithstanding any indemnities or other provisions hereof to the contrary, in no event shall Sublessor or Sublessee be responsible for any consequential, incidental, special or punitive damages, except as specifically set forth herein or in the Prime Lease.

37. Certain Definitions.

(a) All capitalized terms not defined in this Sublease shall have the meanings ascribed to them in the Prime Lease.

(b) The terms “herein”, “hereunder”, and “hereof’ shall refer to this Sublease as a whole unless the context otherwise indicates.

38. Counterparts. This Sublease may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. The undersigned may rely upon facsimile or PDF counterparts signed by each other, but shall promptly upon the request of the other exchange executed original signature pages.

39. Time is of the essence. Time is of the essence with respect to each provision of this Sublease.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as a sealed instrument as of the date first written above.

SUBLESSOR:

Tetraphase Pharmaceuticals, Inc.

By:	/s/ Maria Stahl
Name: Maria Stahl
Title: SVP, General Counsel

SUBLESSEE:

Spero OpCo, Inc.

By:	Ankit Mahadevia
Name: Ankit Mahadevia
Title: CEO

EXHIBIT A

PRIME LEASE

See attached.

EXHIBIT B

SUBLEASED PREMISES

[TO BE ATTACHED]

Tetraphase Server room
Mechanical Equipment
1
2
3
4
5
6
7
8
9
10
11
12
M1
N
S
U
W
AA

Archdesign Inc.
ARCHITECTURE · PLANNING

TETRAPHASE

FIRST FLOOR PLAN
EXISTING

A1